UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

March 21, 2024

Commission File Number: 333-230479

SEATECH VENTURES CORP.

(Exact name of registrant issuer as specified in its charter)

Nevada	61-1882326
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11-05 & 11-06, Tower A, Ave 3, Vertical Business Suite,

Jalan Kerinchi, Bangsar South, 59200 Kuala Lumpur, Malaysia.

(Address of principal executive offices, including zip code)

Registrant’s phone number, including area code +603 8408 1788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value	SEAV	OTC Markets – Pink Sheets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On July 12, 2023, SEATech Ventures Corp. (the “Company”) entered into an acquisition agreement (the “Agreement”) with Lee Wai Mun, Tai Kau @ Tai Fah Chong, Wong Tien Erl, Lee Han Cien, Lee Wai Chun, Eik Chu Yew, Wong Po Leng, and Tok Kai Weei (the “Vendors”), shareholders of Just Supply Chain Limited (“JSCL”). The Agreement outlines the terms and conditions for the acquisition of JSCL by the Company.

As of the date of this filing, the acquisition on July 12, 2023 has yet to be completed.

The Company continues to work towards fulfilling the conditions precedent outlined in the Agreement and obtaining any necessary approvals from regulatory authorities. The completion of the acquisition remains subject to various factors, including but not limited to the satisfaction of due diligence, receipt of required approvals, and other customary closing conditions.

The Company will provide updates on material developments related to the acquisition as appropriate.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Acquisition Agreement dated July 12, 2023 between the Company, Lee Wai Mun, Tai Kau @ Tai Fah Chong, Wong Tien Erl, Lee Han Cien, Lee Wai Chun, Eik Chu Yew, Wong Po Leng and Tok Kai Weei

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEATECH VENTURES CORP.

Date: March 21, 2024	By:	/s/ CHIN CHEE SEONG
Chin Chee Seong
	Title:	Chief Executive Officer (President, Director, Secretary and Treasurer)

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